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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    Form 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                           The Securities Act of 1934


       Date of Report (Date of earliest event reported): September 1, 2000


                                TC PipeLines, LP
             (Exact name of registrant as specified in its charter)


         Delaware                    000-26091                   52-2135448
(State or other jurisdiction        (Commission               (I.R.S. Employer
    of incorporation)               File Number)            Identification No.)


              110 Turnpike Road, Suite 203                         01581
               Westborough, Massachusetts                        (Zip Code)
        (Address of principal executive offices)

                                 (508) 871-7046
              (Registrant's telephone number, including area code)


Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such report(s), and (2) has been subject to such filing requirements for the past 90 days.

Yes [X]  No [ ]

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                  ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS


On September 1, 2000, TC PipeLines, LP, through its subsidiary partnership, TC Tuscarora Intermediate Limited Partnership (of which TC PipeLines, LP is the sole limited partner), completed its acquisition (the "Acquisition") of a 49% general partner interest in Tuscarora Gas Transmission Company ("Tuscarora") for a purchase price of $28 million pursuant to a purchase and sale agreement dated July 19, 2000. The purchase price was financed through a combination of cash and debt. TC PipeLines, LP entered into a 3 year, $30 million credit facility on August 22, 2000 with Bank One, NA which was used to finance a portion of the purchase price.

Tuscarora is a Nevada general partnership which owns a 229-mile interstate pipeline system that transports natural gas to the northern Nevada market. The Tuscarora pipeline system was constructed in 1995 and currently has a throughput capacity of approximately 111 million cubic feet of natural gas per day. Tuscarora is regulated by the Federal Energy Regulatory Commission.

The 49% interest in Tuscarora was purchased from TCPL Tuscarora Ltd., an indirect wholly owned subsidiary of TransCanada PipeLines Limited ("TransCanada"). TC PipeLines GP, Inc., another wholly-owned subsidiary of TransCanada, is the general partner of both TC PipeLines, LP and TC Tuscarora Intermediate Limited Partnership. Subsidiaries of TransCanada also hold common and subordinated units of TC PipeLines, LP.

TCPL Tuscarora Ltd. has retained a 1% general partner interest in Tuscarora. The remaining 50% interest is held by a wholly-owned subsidiary of Sierra Pacific Resources of Reno, Nevada.

A committee comprised of all three of the independent members of the board of directors of the general partner of TC PipeLines, LP (the "Conflicts Committee") retained a nationally recognized investment banking firm as its financial advisor in connection with the Acquisition. Based on the financial advisor's opinion dated July 19, 2000 that the consideration to be paid by TC Tuscarora Intermediate Limited Partnership in connection with the proposed sale by TCPL Tuscarora Ltd. of a 49% general partner interest in Tuscarora is fair from a financial point of view to TC PipeLines, LP, the Conflicts Committee recommended that the board of directors of the general partner approve the transaction. Based on such recommendation, the board of directors approved the Tuscarora acquisition on July 19, 2000.


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                                ITEM 7. EXHIBITS


1. Certificate of Limited Partnership of TC Tuscarora Intermediate Limited Partnership.

2. Agreement of Limited Partnership of TC Tuscarora Intermediate Limited Partnership dated July 19, 2000.

3. Purchase and Sale Agreement dated July 19, 2000 among TCPL Tuscarora Ltd., TC Tuscarora Intermediate Limited Partnership, TC PipeLines GP, Inc., TransCanada PipeLines Limited, and TransCanada PipeLine USA Ltd.


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SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       TC PipeLines, LP
                                       By TC PipeLines GP, Inc.,
                                       its general partner
                                       (Registrant)


September 14, 2000                     By: /s/ Theresa Jang
                                          ---------------------
                                           Theresa Jang
                                           Controller


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                                  EXHIBIT INDEX


99.1 Certificate of Limited Partnership of TC Tuscarora Intermediate Limited Partnership.

99.2 Agreement of Limited Partnership of TC Tuscarora Intermediate Limited Partnership dated July 19, 2000.

99.3 Purchase and Sale Agreement dated July 19, 2000 among TCPL Tuscarora Ltd., TC Tuscarora Intermediate Limited Partnership, TC PipeLines GP, Inc., TransCanada PipeLines Limited, and TransCanada PipeLine USA Ltd.